EXHIBIT 99.1

Husker Ag, LLC	MIDWEST BANK, N.A.	This agreement relates to
54048 Highway 20	PO BOX 189	LOAN NUMBER 445033
Plainview, NE 68769	PLAINVIEW, NE 68769	ORIGINALLY DATED 2-22-05

“I” means the BORROWER(S) named above.	“You” means the LENDER named above.	THIS AGREEMENT DATED 2-22-06

Definitions: As used in this agreement, the term “I” means the Borrower(s) named above; “You” means the Lender named above; “Original Obligation” means my previous agreement to pay you money (referred to above by Loan Number and original date), and any related agreements such as a security agreement.

Extension Agreement: You and I have entered into an original obligation which is a loan for operating expenses.

By entering into this agreement, we are extending the due date(s) of 1 payments of the original obligation.

The original due date(s) and the amount(s) of the payment(s) extended by this agreement, are as follows:					The extended due date(s) and the amount(s) then due (including any fees or interest due on the new maturity dates) are as follows:

(a)	$	up to $5,000,000	originally due	2-22-05	(a)	On 4-30-06	$	Up to $5,000,000

(b)	$	_______________	originally due	______________	(b)	______________	$	_____________

(c)	$	_______________	originally due	______________	(c)	______________	$	_____________

(d)	$	_______________	originally due	______________	(d)	______________	$	_____________

Cost:	For this extension, I agree to pay you the fees and/or additional interest as indicated below:

☐	A total fee of $		☒	Simple Interest, on the unpaid balances of principal remaining from time to time at the rate of .75% above prime % per year from 2-22-06 until paid in full. This interest rate is the same as the rate previously in effect on this obligation.
Upon prepayment of the entire outstanding balance of this obligation:
	☐	a portion of this fee may be refunded, as provided by law.
	☐	this fee will not be refunded.

ADDITIONAL TERMS

This agreement does not in any way, satisfy or cancel the original obligation. Except as specifically amended by this agreement, all other terms of the original obligation remain in effect. This means and includes, but is not limited to:

(1) Property which secures the original obligation will continue to secure my total responsibility to pay you as amended by this agreement. (2) All parties who have a responsibility to pay you in any way the original obligation (including any co-makers, endorsers and guarantors) remain responsible for the total amount I owe you as amended by this agreement. If you require the consent to this extension by any additional party, I agree to obtain such consent, and this extension agreement will not be effective if the consent is not obtained. (3) Any post-maturity interest rate provided for in the original obligation (except as specifically contracted for here) shall now begin to apply after the last scheduled payment of the original obligation as amended by this agreement. (4) You will not be responsible to further extend the payments affected by this agreement or any other scheduled payments. All other scheduled payments not affected by this agreement shall remain due as previously scheduled. (5) All provisions for default, remedies, attorneys’ fees (if any) etc. remain in effect. (6) My responsibility (if any) to provide insurance on the property which secures the original obligation (if any) shall remain in effect. However, the term of such insurance policy will not be extended to cover any additional term resulting from this agreement unless contracted for and any additional premium is paid. (7) The term of any Credit Life and/or Disability Insurance coverages purchased in connection with the original obligation will not be extended for the additional term provided for in this agreement unless contracted for and any additional premium is paid.

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF LENDER	SIGNATURE(S) FOR BORROWERS - BY SIGNING BELOW, I AGREE TO THE EXTENSION. I HAVE RECEIVED A COPY OF THIS AGREEMENT ON TODAY’S DATE.
Midwest Bank N.A. Plainview, NE

/s/ Illegible	/s/ Fredrick J. Knievel
President	Chairman

/s/ Mike Kinney
Vice Chairman

/s/ Robert Brummels
Treasurer